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                                  EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 15, 1997, except as to the third paragraph of
Note 13, as to which the date is October 23, 1997 on the consolidated financial statements and our report dated August 15, 1997 on the financial statement schedule, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-33729) and related Prospectus of Tropical Sportswear Int'l Corporation for the registration of 4,600,000 shares of its common stock.




                                                       Ernst & Young LLP




Tampa, Florida
October 23, 1997